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                                                                      Exhibit 21

                           ENTITIES OF ALLERGAN, INC.

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                                                                                        PLACE OF INCORPORATION
  TAB           NAME OF SUBSIDIARY                                                      OR ORGANIZATION
  ---           ------------------                                                      ----------------------
   1.           Allergan-Loa S.A.                                                       Argentina
   2.           Allergan S.A.I.C. y F.                                                  Argentina
   3.           Allergan Australia Pty Limited                                          Australia
   4.           Gleeson Eyecare Pty. Ltd.                                               Australia
   5.           Allergan N.V.                                                           Belgium
   6.           Allergan Produtos Farmaceuticos Ltda.                                   Brazil
   7.           Allergan Inc.                                                           Canada
   8.           CrownPharma Canada Inc.                                                 Canada
   9.           Allergan Pharmaceuticals Ireland                                        Cayman Islands
   10.          Allergan Pharmaceutical Technologies Ltd.                               Cayman Islands
   11.          Allergan Laboratorios Limitada                                          Chile
   12.          Allergan de Colombia S.A.                                               Colombia
   13.          Allergan de Costa Rica, S.A.                                            Costa Rica
   14.          Allergan A/S                                                            Denmark
   15.          Allergan France S.A.S.                                                  France
   16.          Pharm-Allergan GmbH                                                     Germany
   17.          Allergan Asia Limited                                                   Hong Kong
   18.          Allergan Botox Limited                                                  Ireland
   19.          Allergan Sales, Limited                                                 Ireland
   20.          Allergan Services International, Limited                                Ireland
   21.          CrownPharma Limited                                                     Ireland
   22.          Allergan Pharmaceuticals Holdings (Ireland) Limited                     Ireland (non-resident)
   23.          Allergan S.p.A.                                                         Italy
   24.          Allergan K.K.                                                           Japan
   25.          Allergan Korea Ltd.                                                     Korea
   26.          Allergan, S.A. de C.V.                                                  Mexico
   27.          Allergan Servicios Profesionales, S. de R.L. de C.V.                    Mexico
   28.          Pharmac, S.A.M.                                                         Monaco
   29.          Allergan B.V.                                                           Netherlands
   30.          Allergan Services BV                                                    Netherlands
   31.          Allergan Holdings BV                                                    Netherlands Antilles
   32.          Allergan New Zealand Limited                                            New Zealand
   33.          Allergan AS                                                             Norway
   34.          Allergan Pte. Ltd.                                                      Singapore
   35.          Allergan Pharmaceuticals (Pty.) Ltd.                                    South Africa
   36.          Allergan, S.A.                                                          Spain
   37.          Allergan Norden AB                                                      Sweden
   38.          Allergan AG                                                             Switzerland
   39.          Allergan Optik Mamulleri Sanayi Ve Ticaret Limited                      Turkey
   40.          Allergan Holdings Limited                                               United Kingdom
   41.          Allergan Limited                                                        United Kingdom
   42.          Allergan Optical Irvine, Inc.                                           United States/CA
   43.          Allergan Puerto Rico, Inc.                                              United States/CA
   44.          Herbert Laboratories                                                    United States/CA
   45.          Allergan America, LLC                                                   United States/DE
   46.          Allergan Holdings, Inc.                                                 United States/DE
   47.          Allergan Puerto Rico Holdings, Inc.                                     United States/DE
   48.          Allergan Sales, LLC                                                     United States/DE
   49.          Allergan Specialty Therapeutics, Inc.                                   United States/DE
   50.          Pacific Pharma, Inc.                                                    United States/DE
   51.          Allergan de Venezuela, S.A.                                             Venezuela
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